Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2006 Incentive Compensation Plan of Golfsmith International Holdings, Inc. of our report dated February 23, 2011 with respect to the consolidated financial statements of Golfsmith International Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended January 1, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas
April 28, 2011